UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

McGrath RentCorp

(Exact Name of Registrant as specified in its charter)

California	0-13292	94-2579843
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551

(Address of principal executive offices including zip code)

(925) 606-9200

(Registrant’s telephone number, including area code)

Explanatory Note

The undersigned registrant hereby amends the following items of its current report, dated June 2, 2004 on Form 8-K as set forth herein:

Item 2. Acquisition or Disposition of Assets

On June 2, 2004, McGrath RentCorp, a California corporation (the “Company”), a leading rental provider of modular buildings for classroom and office space, and test equipment for communications, fiber optic and general purpose needs, announced that it has completed its acquisition of substantially all the assets of Technology Rentals & Services (“TRS”), a division of a CIT Group Inc. (NYSE: CIT) unit for approximately $120.6 million in cash. The Company financed the transaction with the issuance on June 2, 2004 of $60 million 5.08% Senior Notes due June 2, 2011 with Prudential Investment Management Inc, as placement agent, and the balance of the purchase price was drawn from the Company’s $130 million syndicated revolving line of credit agreement (the “Agreement”) entered into on May 7, 2004 with the Union Bank of California, as agent bank. The Agreement requires the Company to pay interest at prime, or at the Company’s election, at other rate options available under the Agreement. This line of credit replaced the Company’s former syndicated line of credit of $120 million with the Union Bank of California, as agent bank which was set to expire on June 30, 2004 and which on May 6, 2004 had an outstanding balance of $47 million. On June 2, 2004, after the completion of the transaction and taking into account the refinancing of the balance on the former line of credit and certain other draw downs made by the Company under the May 7, 2004 revolving line of credit, there was approximately $23 million available for further draw downs thereunder. Under the May 7, 2004 revolving line of credit agreement, the Company can increase the availability for draw downs to the extent the Company repays outstanding balances thereunder. In connection with the Company’s former line of credit of $120 million, the Company maintained a $5 million line of credit facility, related to its cash management services, which was set to expire on June 30, 2004 and which the Company renewed on May 13, 2004 through June 30, 2007.

Item 7 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The carve-out financial statements of TRS and the report of Grant Thornton LLP, the independent registered public accounting firm relating to such financial statements, are attached hereto.

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Technology Rentals & Services (TRS)

Report of Independent Registered Public Accounting Firm

Board of Directors

McGrath RentCorp and Subsidiary

We have audited the accompanying statement of assets and liabilities as of December 31, 2003 of Technology Rentals and Services (formerly an operating division of CIT Group, Inc) and the statements of revenues and direct operating expenses and cash flows for the year then ended (the “Carve-Out Financial Statements”). The Carve-Out Financial Statements are the responsibility of management. Our responsibility is to express an opinion on the Carve-Out Financial Statements based on our audit.

We conducted our audit in accordance with standards of the United States Public Company Accounting Oversight Board (“PCAOB standards”). Those PCAOB standards require that we plan and perform the audit to obtain reasonable assurance about whether the Carve-Out Financial Statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Carve-Out Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Carve-Out Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Carve-Out Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Carve-Out Financial Statements and are not intended to be a complete financial statement presentation.

In our opinion, such Carve-Out Financial Statements presents fairly, in all material respects, the statement of assets and liabilities of Technology Rentals and Services (formerly an operating division of CIT Group, Inc) as of December 31, 2003 and statements of revenues and direct operating expenses and cash flows as described in Note 1 to the Carve-Out Financial Statements for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/    Grant Thornton LLP

San Francisco, California

July 9, 2004

Technology Rentals and Services

Statement of Assets and Liabilities

(in thousands)	December 31, 2003
ASSETS
Cash	$39
Operating lease receivables, net of allowance for doubtful accounts of $280	14,112
Finance Receivables:
Finance Receivables, net of unearned income of $374	4,170
Allowance for Credit Losses	(72)

Net Finance Receivables	4,098
Investment in Operating lease equipment, net of accumulated depreciation of $128,380	73,401
Other assets	1,211

Total assets	$92,861

LIABILITIES AND DIVISIONAL EQUITY
Liabilities
Payable to CIT Group Inc. and affiliates	$71,277
Accounts payable and accrued expenses	4,170
Other liabilities	1,141

Total liabilities	76,588

Divisional Equity	16,273

Total liabilities and divisional equity	$92,861

The accompanying notes are an integral part of these financial statements.

Technology Rentals and Services

Statement of Revenue and Direct Operating Expenses

(in thousands)	Year ended December 31, 2003
REVENUES
Finance income	$62,089
Sale of Equipment	23,916
Other revenue	2,963

Total Revenues	88,968

COSTS AND EXPENSES
Depreciation	41,519
Cost of Sales	17,993

Total Costs	59,512

Gross Margin	29,456
General and administrative	22,854
Provision for credit losses	2,769

Excess revenue over direct operating expenses	$3,833

The accompanying notes are an integral part of these financial statements.

Technology Rentals and Services

Statement of Cash Flows

(in thousands)	Year ended December 31, 2003
Cash flows from operating activities:
Excess revenue over direct operating expenses	$3,833
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	42,316
Gain on sales of equipment	(5,923)
Provision for credit losses	(2,769)
Changes in assets and liabilities
Operating lease receivables	(4,658)
Finance receivables	9,008
Other assets	6,403
Accounts payable and accrued expenses	4,276
Other liabilites	(6,983)

Net cash provided by operating activities	45,503

Cash flows from investing activities:
Purchase of assets to be leased	(43,422)
Proceeds from sale of equipment	23,916

Net cash used in investing activities	(19,506)

Cash flows from financing activites:
Increase in payable to CIT Group Inc. and affiliates	(25,849)

Net cash used in financing activities	(25,849)

Net increase in cash	148

Cash at beginning of year	(109)

Cash at end of year	$39

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,441

The accompanying notes are an integral part of these financial statements.

Technology Rentals and Services

Notes to Financial Statements

1. Organization and Description of Business

On June 2, 2004 (the Acquisition Date), McGrath RentCorp, acquired substantially all of the assets related to an operating division of CIT Group Inc. (“CIT”), pursuant to an Asset Purchase Agreement (the Agreement). This operating division, hereinafter referred to as Technology Rentals and Services (the “Company”), rents, leases, and sells electronic test, measurement, and computer products.

The initial purchase price (subject to a final working capital settlement within 60 days of delivery of the preliminary accounting report by CIT) for the acquired net assets was $119,615,000. Of this amount, $118,030,000 was paid in cash to CIT on the Acquisition Date, with the remainder of $1,585,000 to be paid pending a final working capital settlement. The final working capital settlement is based upon future changes in the Company’s working capital balances.

The accompanying statement of assets and liabilities, statement of revenue and direct operating expenses and statement of cash flows as of and for the year ended December 31, 2003, are carve-out financial statements that have been prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared using a historical cost basis from the books and records maintained by CIT, on the basis of established accounting methods practices and procedures and policies (see note 2) and the accounting judgments and estimation methodologies used by CIT, of which the Company represented a specific business unit. The Company never operated as a separate entity, but rather was an integrated part of CIT’s consolidated business.

These financial statements include the direct revenue and direct operating expenses that relate to the Company. Direct operating expenses include salaries and wages, fringe benefits, materials, depreciation, and other expenses solely attributable to the Company. CIT views its detailed allocation data as proprietary, and accordingly the carved out financial statements do not reflect any cost allocations from CIT. Corporate allocations made by CIT, on an unaudited basis amount to $9,607,000, which consists of general and administrative expenses, income taxes and interest expenses.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A significant area in which estimates are used is the reserve for credit losses.

Revenue Recognition

Finance income includes accretion of income on direct financing leases and rents on operating leases. Income on finance receivables is recognized on an accrual basis commencing in the month of origination using methods that generally approximate the interest method. Rental income on operating leases is recognized on an accrual basis.

The accrual of finance income on finance receivables is generally suspended and an account is placed on non-accrual status when payment of principal or interest is contractually delinquent for 90 days or more, or earlier when, in the opinion of management, full collection of all principal and interest due is doubtful. For finance receivables, to the extent the estimated fair value of collateral does not satisfy both the principal and accrued interest outstanding, accrued but uncollected interest at the date the account is placed on non-accrual status is reversed and charged against income. Subsequent cash receipts are applied to the outstanding principal balance until such time as the account is collected, charged-off or returned to accrual status.

Sales revenue is recognized upon the executing of a signed sales agreement, delivery of sold equipment to the customer, and when collectibility of the sale is assured.

Other revenue includes servicing fees and disaster recovery fees.

Lease Financing

Direct financing leases are recorded at the aggregate future minimum lease payments plus estimated residual value. Operating lease equipment is carried at cost less accumulated depreciation and is depreciated to its estimated residual value using the straight-line method over the lease term or projected economic life of the asset.

Reserve for Credit Losses

The Company records an allowance for credit losses to provide for estimated losses inherent in the finance receivable portfolio. The allowance for credit losses is estimated by management considering delinquencies and problem assets, an assessment of overall risks and evaluation of probable losses in the portfolio given its diversification, a review of historical loss experience, and available collateral or guarantees. In management’s judgment, the reserve for credit losses is adequate to provide for credit losses inherent in the portfolio.

Charge-off of Finance Receivables

Finance receivables are reviewed periodically to determine the probability of loss. Charge-offs are taken after considering such factors as the borrower’s financial condition and the value of underlying collateral. Such charge-offs are deducted from the carrying value of the related finance receivables. To the extent that an unrecovered balance remains due, a final charge-off is taken in the period collection efforts are deemed no longer useful. Charge-offs are recorded on certain finance receivables beginning at 180 days of contractual delinquency based upon historical loss severity. Collections on accounts previously charged off are recorded as increases to the allowance for credit losses.

Impaired Loans

Impaired loans are defined as loans delinquent over 90 days, non-accrual loans and other loans deemed uncollectible in the opinion of management. Impairment is measured based on a loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, an impairment is recognized by providing a provision for credit losses.

Accrual of income on loans is generally suspended when a loan becomes contractually delinquent for 90 days or more (or earlier if deemed necessary). Loans are placed back on accrual status when a receivable becomes contractually current and management believes there is no longer any significant probability of loss. At the time when the asset is placed back on accrual status, any income that was suspended and subsequently recovered is recognized. Cash received during the impairment period is recorded as a reduction to the unpaid balance.

Income Taxes

Operating results of the Company are included in the consolidated federal and state income tax returns of CIT for the year ended December 31, 2003. No income tax expense has been allocated to the Company for purposes of the accompanying financial statements.

Shipping and Handling Costs

Shipping and handling costs are generally capitalized as incurred and accreted into other income over the life of the lease using the straight-line method.

3. Investment in Operating Lease Equipment

The Company leases equipment under fixed rate operating leases. Under fixed rate leases, the Company earns a fixed amount of rental income per lease per month. The Company depreciates the lease equipment over their useful lives, which generally range from 2 to 7 years, using the straight-line method of accounting to its estimated residual value.

Operating lease equipment, held and used by the Company is reviewed for impairment at least annually and whenever events or changes in circumstances indicate that their carrying value may not be recoverable. An impairment loss is recognized if the sum of the expected future undiscounted cash flows from the use of the asset over its remaining useful life is less than the carrying value of the asset. The amount of impairment loss will be measured as the difference between the carrying value of the asset and its estimated fair value.

In 2003, the Company recorded an impairment charge of $9,215,000 resulting from depressed and low projected demand for certain rental communications equipment. The impairment charge is reflected in depreciation expense in the accompanying statement of revenues and direct operating expenses.

Future minimum rental income receipts at December 31, 2003 are as follows (in thousands):

For the year ending December 31,
2004	$5,337
2005	440
2006	15

$5,792

4. Finance Receivables

The majority of the Company’s finance receivables are fixed rate.

The following table sets forth the contractual maturities of finance receivables, including unearned income of $334,000 at December 31, 2003 (in thousands)

	Amount	Percent
Due within one year	$3,918	86%
Due within one to two years	534	12%
Due within two to three years	92	2%

	$4,544	100%

The following table presents changes in the allowance for doubtful accounts and credit losses (in thousands):

For The Year Ended December 31, 2003
Balance at beginning of year	$(241)
Provision for credit losses	2,793
Recoveries	411
Charge-offs	(3,315)

Balance at end of year	$(352)

At December 31, 2003, the recorded investment in non-performing assets was approximately $1,113,000, with no corresponding specific reserve included in the allowance for credit losses. For the year ended December 31, 2003, the average recorded investment in impaired leases was $3,397,000. After being classified as impaired, there was no finance income recognized on these loans because of our definition of an impaired loan is linked to non-accrual classification.

5. Related Party Transactions

CIT has allocated a portion of its outstanding debt to the Company based on cash-flow requirements of the Company during the period the debt was incurred as a percentage of total cash requirements of all divisions of CIT. Interest expense has not been allocated to the Company for purposes of the accompanying financial statements. The intercompany payable presented on the accompanying balance sheet has no stated maturity date.

6. Concentration of Credit Risk

The following table summarizes the geographic compositions of the financing and leasing portfolio assets at December 31, 2003 ($ in thousands):

	At December 31, 2003
	Amount	Percent
United States	$83,084	90.6%
Other Countries	8,599	9.4%

Total	$91,683	100.0%

7. Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is recognized on a straight-line basis with no residual values. Depreciation expense is included in “General and Administrative” expense on the Statement of Revenue and Direct Operating Expenses.

Property and equipment consist of the following:

(in thousands)	Estimated Useful Life in Years	December 31, 2003
Furniture and Fixtures	5	$1,844
Office Equipment	5	3,203
Computer Equipment	3	4,200
Software	3	414
Leasehold Improvements	Life of Lease	171

		9,832
Less Accumulated Depreciation		8,664

		$1,168

Depreciation expense during the year ended December 31, 2003 was $797,000.

8. Foreign Operations

CIT has operations outside of the United States in Canada. Canadian revenues for the year ended December 31, 2003 were approximately $8 million. Operating lease equipment located in Canada at December 31, 2003 was approximately $6 million. The Company uses the functional currency of the primary economic environment to measure its operations in Canadian dollars. The Company has determined that the functional currency is that of the Canadian dollar and, therefore translates the financial statements of the Canadian operations to the U.S. dollar. Net translations gains and losses were immaterial and have been offset against divisional equity within equity.

9. Commitments

The Company has entered into an operating lease for its office facilities. Rent expense for leased office facilities was approximately $317,000 for the year ended December 31, 2003.

Future schedule payments under all operating leases are as follows (in thousands):

Year Ending December 31,
2004	$567
2005	567
2006	567
2007	567
2008	567

$2,835

10. Sale-leaseback Transactions

The Company had three sale-leaseback type transactions at December 31, 2003 with a single customer consisting of the following:

Schedule Number	Commencement Date	Term	Original Cost	# of Advance Rents	Rental Payment
Schedule 4	8/15/2002	36	3,384,227	1	114,725
Schedule 5	8/18/2002	36	1,408,418	1	47,746
Schedule 6	8/18/2002	24	4,379,009	1	209,054

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated statements of McGrath RentCorp are based on the historical audited financial statements of McGrath RentCorp and TRS (which have been prepared on a carve-out basis of accounting) and have been prepared to illustrate the effect of McGrath RentCorp’s acquisition of TRS. The unaudited pro forma condensed combined consolidated financial information has been prepared using the purchase method of accounting. The pro forma statements of income give effect to the acquisition of TRS as if it had occurred on January 1, 2003. The pro forma balance sheet gives effect to the acquisition of TRS as if it occurred on March 31, 2004.

The unaudited pro forma condensed combined consolidated financial information is based on certain assumptions and adjustments described in the notes to the unaudited pro forma condensed combined consolidated financial information included in this report and should be read in conjunction with the historical financial statements and accompanying disclosures contained in McGrath RentCorp’s December 31, 2003 consolidated financial statements and notes thereto included on Form 10-K and the 2003 financial statements and related notes of TRS included in this report.

Because the selected unaudited pro forma condensed combined consolidated financial information is based upon TRS’ financial position and operating results during periods when TRS was not under the control, influence or management of McGrath RentCorp, the information presented may not be indicative of the results for the twelve months ended December 31, 2003 or the three months ended March 31, 2004 that would have actually occurred had the transaction been completed as of January 1, 2003, nor is it indicative of future financial or operating results of the combined entity.

McGrath RentCorp

Index to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

McGrath RentCorp

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2004

(in thousands)	McGrath March 31, 2004	TRS December 31, 2003	Pro Forma Adjustments	McGrath Consolidated Pro Forma
ASSETS

Cash	$4	$39	$—	$43
Accounts Receivable, net	29,305	18,210	30	47,545
Rental Equipment, at cost:
Relocatable Modular Buildings	308,075	—	—	308,075
Electronic Test Equipment	33,484	201,781	29,429	264,694

	341,559	201,781	29,429	572,769
Less Accumulated Depreciation	(108,665)	(128,380)	—	(237,045)

Rental Equipment, net	232,894	73,401	29,429	335,724

Property, Plant and Equipment, net	46,954	1,211	(1,211)	46,954
Prepaid Expenses and Other Assets	13,484	—	—	13,484

Total Assets	$322,641	$92,861	$28,248	$443,750

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$43,932	$—	$120,615	$164,547
Payable to CIT Group Inc. and affiliates	—	71,277	(71,277)	—
Accounts Payable and Accrued Liabilities	30,947	5,311	(4,847)	31,411
Deferred Income	16,693	—	30	16,723
Minority Interest in Subsidiary	2,892	—	—	2,892
Deferred Income Taxes, net	80,786	—	—	80,786

Total Liabilities	175,250	76,588	44,521	296,359

Shareholders’ Equity
Common Stock	18,245	16,273	(16,273)	18,245
Retained Earnings	129,146	—	—	129,146

Total Shareholders’ Equity	147,391	16,273	(16,273)	147,391

Total Liabilities and Shareholders’ Equity	$322,641	$92,861	28,248	443,750

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated balance sheet.

McGrath RentCorp

Notes to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

The unaudited pro forma condensed combined consolidated balance sheet gives effect to the following unaudited pro forma adjustments:

1.	The TRS balance sheet as of December 31, 2003 has been prepared on a carve-out basis of accounting. The carve-out financial statements have been prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission. On June 2, 2004, McGrath RentCorp acquired only certain assets and liabilities of TRS for approximately $120,615,000, including expenses related to the transaction, subject to adjustments identified by McGrath RentCorp.

2.	The acquisition of TRS was accounted for using the purchase method of accounting. Pro forma adjustments reflect the financing of the acquisition through the issuance of $120,615,000 of debt and the elimination of assets not acquired or liabilities assumed. The difference between the purchase price and the eliminated net assets and liabilities of $29,429,000 was recorded as an increase to Electronics Test Equipment on the Balance Sheet. The difference is applied to the electronics test equipment acquired as the fair value of net assets acquired exceeded the purchase price, the majority of which related to this equipment. Identifiable intangibles associated with this transaction are immaterial.

3.	TRS’ divisional equity as of December 31, 2003 is classified as common stock in the pro forma balance sheet presentation.

McGrath RentCorp

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income for the Twelve Months

Ended December 31, 2003

(in thousands, except per share amounts)	McGrath December 31, 2003	TRS December 31, 2003	PRO FORMA ADJUSTMENTS(1)	McGrath Pro forma
			Interest on Notes Payable
REVENUES
Rental	$76,678	$62,089	$—	$138,767
Rental Related Services	16,746	—	—	16,746

Rental Operations	93,424	62,089	—	155,513
Sales	36,745	23,916	—	60,661
Other	802	2,963	—	3,765

Total Revenues	$130,971	88,968	—	219,939

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	12,745	41,519	—	54,264
Rental Related Services	10,356	—	—	10,356
Other	18,623	—	—	18,623

Total Direct Costs of Rental Operations	41,724	41,519	—	83,243
Costs of Sales	25,913	17,993	—	43,906

Total Costs	67,637	59,512	—	127,149

Gross Margin	63,334	29,456	—	92,790
Selling and Administrative	22,626	25,623	—	48,249

Income from Operations	40,708	3,833	—	44,541
Interest	2,668	—	4,448	7,116

Income (loss) Before Provision (benefit) for Income Taxes	38,040	3,833	(4,448)	37,425
Provision (benefit) for Income Taxes	15,178	—	(245)	14,933

Income (loss) Before Minority Interest	22,862	3,833	(4,203)	22,492
Minority Interest in Income of Subsidiary	170	—	—	170

Net Income	$22,692	$3,833	$(4,203)	$22,322

Earnings Per Share:
Basic	$1.87	$—	$—	$1.84
Diluted	$1.85	$—	$—	$1.82
Shares Used in Per Share Calculation:
Basic	12,125	—	—	12,125
Diluted	12,259	—	—	12,259

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated statement of income.

McGrath RentCorp

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income for the Three Months Ended March 31, 2004

(in thousands, except per share amounts)	McGrath March 31, 2004	TRS December 31, 2003	PRO FORMA ADJUSTMENTS (1)	McGrath Pro forma
			Interest on Notes Payable
REVENUES
Rental	$20,023	$14,070	$—	$34,093
Rental Related Services	4,544	—	—	4,544

Rental Operations	24,567	14,070	—	38,637
Sales	5,083	3,921	—	9,004
Other	229	751	—	980

Total Revenues	$29,879	18,742	—	48,621

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	3,261	8,237	—	11,498
Rental Related Services	2,675	—	—	2,675
Other	4,644	—	—	4,644

Total Direct Costs of Rental Operations	10,580	8,237	—	18,817
Costs of Sales	3,151	2,781	—	5,932

Total Costs	13,731	11,018	—	24,749

Gross Margin	16,148	7,724	—	23,872
Selling and Administrative	6,057	4,787	—	10,844

Income from Operations	10,091	2,937	—	13,028
Interest	540	—	1,112	1,652

Income (loss) Before Provision (benefit) for Income Taxes	9,551	2,937	(1,112)	11,376
Provision (benefit) for Income Taxes	3,811	—	728	4,539

Income (loss) Before Minority Interest	5,740	2,937	(1,840)	6,837
Minority Interest in Income of Subsidiary	2	—	—	2

Net Income	$5,738	$2,937	$(1,840)	$6,835

Earnings Per Share:
Basic	$0.47	$—	$—	$0.56
Diluted	$0.47	$—	$—	$0.56
Shares Used in Per Share Calculation:
Basic	12,126	—	—	12,126
Diluted	12,303	—	—	12,303

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated statements of income.

McGrath RentCorp

Notes to Unaudited Pro Forma Condensed Combined Consolidated Statement of Income for the Twelve Months Ended December 31, 2003 and for the Three Months Ended March 31, 2004

The unaudited pro forma condensed combined consolidated statements of income give effect to the following unaudited pro forma adjustment:

1.	Pro forma adjustment reflects the increase in interest expense related to debt to finance the acquisition of $120,615,000 at an assumed weighted average interest rate of 3.69% for the period shown. The rate used is the weighted average rate embedded in the debt agreements at the date of acquisition.

2.	Common stock data is not available for TRS because of the carve-out nature of the entity. TRS was not a separate operating entity and, therefore equity reflects divisional equity.

3.	Allocations to TRS by CIT for selling and administrative expenses, income taxes and interest charges are excluded from the pro forma presentation. CIT allocated approximately $9,607,000 of such charges to TRS.

4.	Pro forma income tax expense is calculated based on McGrath RentCorp’s 2003 and first quarter 2004 effective tax rate of 39.9%.

(c) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of May 2, 2004, among McGrath RentCorp, a California Corporation, TRS-RenTelco Inc. (formerly known as Baseball II Acquisition Inc.), a British Columbia corporation, CIT Group Inc., a Delaware corporation, Technology Rentals & Services, a division of CIT Technologies Corporation, a Michigan corporation, and CIT Financial Ltd., an Ontario corporation.

The schedules to the Agreement are not being filed, and which schedules the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

2.2*	First Amendment and Waiver to Asset Purchase Agreement, dated as of June 2, 2004 by and among McGrath RentCorp, a California Corporation, TRS-RenTelco Inc. (formerly known as Baseball II Acquisition Inc.), a British Columbia corporation, CIT Group Inc., a Delaware corporation, Technology Rentals & Services, a division of CIT Technologies Corporation, a Michigan corporation, and CIT Financial Ltd., an Ontario corporation.

10.12*	Note Purchase and Private Shelf Agreement between the Company and Prudential Investment Management, Inc., as placement agent, dated June 2, 2004.

10.13*	Multiparty Guaranty between Enviroplex, Inc., Mobile Modular Management Corporation, Prudential Investment Management, Inc., and such other parties that become Guarantors thereunder, dated June 2, 2004.

10.14*	Indemnity, Contribution and Subordination Agreement between Enviroplex, Inc., Mobile Modular Management Corporation, the Company and such other parties that become Guarantors thereunder, dated June 2, 2004.

10.15*	$5,000,000 Committed Credit Facility Letter Agreement between the Company and Union Bank of California, N.A., dated May 13, 2004.

10.16*	$5,000,000 Committed Credit Facility Letter Agreement between the Company and Union Bank of California, N.A., dated May 13, 2004.

10.17*	$5,000,000 Credit Line Note, dated May 13, 2004.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accountants.

*	Previously filed with the Securities and Exchange Commission under a current report on Form 8-K filed by the Registrant on June 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRATH RENTCORP
(Registrant)

By:	/s/ Thomas J. Sauer
Name:	Thomas J. Sauer
Title:	Vice President and Chief Financial Officer

Dated: August 5, 2004

Exhibit Index

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of May 2, 2004, among McGrath RentCorp, a California Corporation, TRS-RenTelco Inc. (formerly known as Baseball II Acquisition Inc.), a British Columbia corporation, CIT Group Inc., a Delaware corporation, Technology Rentals & Services, a division of CIT Technologies Corporation, a Michigan corporation, and CIT Financial Ltd., an Ontario corporation.

The schedules to the Agreement are not being filed, and which schedules the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

2.2*	First Amendment and Waiver to Asset Purchase Agreement, dated as of June 2, 2004 by and among McGrath RentCorp, a California Corporation, TRS-RenTelco Inc. (formerly known as Baseball II Acquisition Inc.), a British Columbia corporation, CIT Group Inc., a Delaware corporation, Technology Rentals & Services, a division of CIT Technologies Corporation, a Michigan corporation, and CIT Financial Ltd., an Ontario corporation.

10.12*	Note Purchase and Private Shelf Agreement between the Company and Prudential Investment Management, Inc., as placement agent, dated June 2, 2004.

10.13*	Multiparty Guaranty between Enviroplex, Inc., Mobile Modular Management Corporation, Prudential Investment Management, Inc., and such other parties that become Guarantors thereunder, dated June 2, 2004.

10.14*	Indemnity, Contribution and Subordination Agreement between Enviroplex, Inc., Mobile Modular Management Corporation, the Company and such other parties that become Guarantors thereunder, dated June 2, 2004.

10.15*	$5,000,000 Committed Credit Facility Letter Agreement between the Company and Union Bank of California, N.A., dated May 13, 2004.

10.16*	$5,000,000 Committed Credit Facility Letter Agreement between the Company and Union Bank of California, N.A., dated May 13, 2004.

10.17*	$5,000,000 Credit Line Note, dated May 13, 2004.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accountants.

*	Previously filed with the Securities and Exchange Commission under a current report on Form 8-K filed by the Registrant on June 10, 2004.